UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2021, Aldeyra Therapeutics, Inc. (the “Company”) entered into the First Amendment (the “First Amendment”) to Loan and Security Agreement, which amended that certain Loan and Security Agreement (as amended by the First Amendment, the “Loan Agreement”), dated as of March 25, 2019, by and among the Company, Helio Vision, LLC, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Hercules Capital, Inc. (the “Agent”), in its capacity as administrative agent and collateral agent for itself and the Lenders.

The First Amendment makes certain changes to the Loan Agreement, including, among other things, (i) increasing from $10 million to $20 million the fourth term loan tranche commitment (the “Tranche Fourth Loan”); (ii) lowering the variable per annum rate of interest on borrowings under the Loan Agreement from the greater of (a) the Prime Rate (as defined in the Loan Agreement) plus 3.10% or (b) 9.10% to the greater of (a) the Prime Rate plus 3.10% or (b) 8.60%; (iii) extending the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required from May 1, 2021 to July 1, 2022; and (iv) further extending the expiration of the period in which interest-only payments on borrowings under the Loan Agreement are required from July 1, 2022 to May 1, 2023 in the event certain conditions as set forth in the First Amendment are satisfied. Following the effective time of the First Amendment, an aggregate of $35 million, subject to the terms and conditions of the Loan Agreement, may be made available to the Company for borrowing, $15 million of which was funded prior to the date of the First Amendment.

The foregoing summary of the First Amendment is qualified in its entirety by the complete text of the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement, dated April 20, 2021, by and among Aldeyra Therapeutics, Inc., Helio Vision, LLC, the several banks and other financial institutions or entities from time to time parties thereto and Hercules Capital, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Joshua Reed
Name: Joshua Reed
Title: Chief Financial Officer

Dated April 21, 2021